Exhibit 99.1

For More Information, Press Only:

Ryan McBride

(425) 943-4533

rmcbride@radiantdelivers.com

RADIANT LOGISTICS ACQUIRES ON TIME EXPRESS, INC.

Provides preliminary guidance for fiscal quarter ending December 31, 2013 with Adjusted EBITDA in the range of $3.0-$3.8 million

BELLEVUE, WA, October 1, 2013 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company (the “Company”), today announced that it has acquired On Time Express, Inc. (“OTE”), a Phoenix, Arizona-based, privately held company with an extensive, dedicated line haul network that it leverages in delivering customized time critical domestic and international logistics solutions to an account base that includes customers in the aviation, aerospace, plastic injection molding, medical device, furniture and automotive industries.

The transaction provides for an aggregate base purchase price of $20.0 million, consisting of $7.5 million to be paid at closing, $500,000 in Company common stock to be paid at closing, $2.0 million payable in four quarterly installments commencing on the 90-day anniversary of the closing, and an additional $10.0 million payable over the next four years in a combination of cash and Company common stock based on the future performance of OTE (the “Tier-1 Earn-Out Payments”). The cash provided at closing is subject to certain hold-back provisions and a working capital adjustment as of the closing date. The Company may, at its sole option, elect to satisfy up to 25 percent of each of the performance-based Tier-1 Earn-Out Payments through the issuance of the Company’s common stock valued at that time. In addition to the base purchase price, the transaction provides an additional performance-based incentive calculated as an amount equal to fifty (50%) percent of the amount, if any, by which the cumulative Adjusted EBITDA (as defined within the Stock Purchase Agreement) exceeds $16.0 million over the course of the four year earn-out period (the “Tier-2 Earn-Out Payments”). The Company may, at its sole option, elect to satisfy up to 50 percent of each of the performance-based Tier-2 Earn-Out Payments through the issuance of the Company’s common stock valued at that time.

Based on historic financial statements provided by its management, On Time Express generated approximately $3.5 million in normalized EBITDA on approximately $26.0 million in revenues for the twelve months ended June 30, 2013. Post-closing, OTE will operate as a subsidiary of Radiant Transportation Services, Inc., a wholly-owned subsidiary of the Company. In addition to continuing to grow its own account base, OTE will provide transportation capacity to the Company’s 90+ locations across North America via its dedicated line haul network.

Radiant Founder and CEO Bohn Crain remarked: “We are very happy to welcome Bart Wilson, Eric Kunz and the entire On Time Express team to the Radiant organization. We are constantly looking for ways to bring value to our network participants and we believe this transaction truly delivers. OTE brings Radiant a diverse and unique service offering along with a best-of-class domestic line haul structure that is poised for expansion. We see OTE and its line haul network as a catalyst for margin expansion and a competitive differentiator to help us secure new end customers and attract additional agent stations to our network.”

Crain continued: “The financial metrics of the transaction are also compelling with OTE expected to contribute an incremental $3.5 –$4.0 million in adjusted EBITDA on approximately $26.0 – $28.0 million in revenues on an annual basis. With the benefit of a full twelve-months of the OTE operations, we are projecting the run-rate profitability of the combined business to be in excess of $15.0 million in adjusted EBITDA on approximately $350 million in revenues. We are providing preliminary guidance for our fiscal quarter ended December 31, 2013 with adjusted EBITDA in the range of $3.0 – $3.8 on approximately $80.0 – $90.0 in revenues, which equates to adjusted net income in the range of $1.6 – $2.0 million, or $0.04 – $0.06 per diluted share.”

The Company’s estimate of future revenues and profits is based on the assumption that the cumulative historical financial results of operations of the Company and On Time Express for the most recent twelve-months ended June 30, 2013, are indicative of the future financial performance of the combined group. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, appears at the end of this release.

Bart Wilson, of On Time Express commented: “OTE has experienced extraordinary changes over the past 16 years while always committing to producing best-of-class service with best-of-class people for the customers we serve. The Radiant network, in combination with the OTE line haul structure, will make for a unique and compelling value proposition in the marketplace and I am looking forward to leveraging our own strengths along with Radiant’s extensive North American footprint and international capabilities. The combined collaboration of our individual talents and dedication to continuous improvement and the principles of Total Quality Management will drive our future growth and world class offerings.” Mr. Wilson will continue with Radiant post-closing and will serve as the Chief Operating Officer of On Time Express, with continuing responsibility for OTE’s delivery of customized time critical domestic and international logistics solutions and leveraging these capabilities for the benefit of the broader Radiant network.

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA, to the most directly comparable GAAP measure is as follows:

(in thousands, except for earnings per share)

Preliminary Outlook Fiscal Quarter Ending December 31, 2013
Net income	$673 - $1,150

Net income per common share
Basic	$0.02 - $0.03
Diluted	$0.02 - $0.03

Weighted average shares outstanding:
Basic shares	33,700,000
Diluted shares	36,800,000

Reconciliation of net income to adjusted net income:
Net income	$673 - $1,150

Adjustments to net income:
Income tax expense (benefit)	431 - 723
Depreciation and amortization	1,265
Non-recurring legal costs	75
Amortization of loan fees and original issue discount	75

Adjusted net income before taxes	$2,519 - $3,288

Provision for income taxes at 38%	957 - 1,249

Adjusted net income	$1,562 - $2,039

Adjusted net income per common share:
Basic	$0.05 - $0.06
Diluted	$0.04 - $0.06

Preliminary Outlook Fiscal Quarter Ending December 31, 2013
Reconciliation of net income to adjusted EBITDA:

Net income	$673 - $1,150

Adjustments to net income:
Income tax expense	431 - 723
Depreciation and amortization	1,265
Net interest expense	500

EBITDA	$2,869 - $3,638

Share-based compensation	100
Non-recurring legal costs	75

Adjusted EBITDA	$3,044 - $3,813

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Wednesday, October 2, 2013 at 4:00 pm, ET to discuss the contents of the release along with the results of the Company’s most recent fiscal year ended June 30, 2013. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 100250. The call will also be webcast and may be accessed via Radiant’s web site at www.RadiantDelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding and fulfillment services through a network of company-owned and independent agent offices across North America. The company operates under the Radiant, Airgroup, Adcom, and Distribution By Air brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, OTE’s ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results, our ability to integrate OTE’s operations with our historic operations, our ability to realize cost synergies through OTE’s line haul network, the effect that the acquisition will have on OTE’s existing customers and employees as well as those risk factors that apply to our operations as disclosed in Item 1A of our Report on Form 10-K for the year ended June 30, 2013 and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

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